UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 2, 2015
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 2, 2015, Supertel Limited Partnership (“SLP”), the operating partnership of Supertel Hospitality, Inc. (the “Company”) , amended its partnership agreement to allow for the issuance of profits interests in SLP in the form of LTIP Units, a new class of limited partnership units in SLP.  The Second Amendment to Agreement of Limited Partnership of Supertel Limited Partnership, dated as of March 2, 2015 (the “Second  Amendment”), is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The LTIP Units granted on March 2, 2015 are described below under Item 3.02 and Item 5.02.

Item 3.02.  Unregistered Sales of Equity Securities

On March 2, 2015, Supertel Hospitality, Inc. (the “Company”) granted J. William Blackham an equity award of 5,263,152 long-term incentive plan units (“LTIP Units”), representing profit interests in the Company’s operating partnership.  The LTIP Units are earned in one-third increments upon the Company’s common stock achieving price per share milestones of $3.50, $4.50 and $5.50 respectively.  Earned LTIP Units vest in March 2018, or earlier upon a change in control of the Company, and can be redeemed at the rate of one share of common stock for each eight earned LTIP Units for up to 657,894 shares.

The Company also granted Mr. Blackham a warrant (“Warrant”) to purchase 657,894 shares of common stock at (i) $1.52 per share (the adjusted closing bid price of the common stock on Nasdaq on March 2, 2015) if he purchases at least one-third but not more than one-half of the shares on or prior to March 17, 2015, and (ii) $1.92 per share for shares purchased after March 17, 2015.  The Warrant has a three-year term but will terminate earlier on March 17, 2015 if he does not exercise the Warrant for at least one-third of the shares on or by that date.

The LTIP Units and Warrant were granted to Mr. Blackham in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, and as an inducement material to Mr. Blackham’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), which, under such circumstances, provides an exception to the stockholder approval requirements and allows for the grant of the equity to be made outside of the Company's shareholder-approved stock plan.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, Mr. Blackham joined the Company as Chief Executive Officer.  Mr. Blackham, age 61, is a co-owner and since 2008 to present, was actively involved as the managing member of Trinity Investment Partners, LLC.  Also since early 2011, he has served as the owner and managing member of Proximo Investments & Advisors, LLC, an investment and advisory company, and in various roles, including consultant, trustee and manager of affiliates, for Assured Administration, LLC. He was president and CEO of Eagle Hospitality, a hotel REIT which traded on the NYSE until its sale in 2007 and has been  active for several decades in entities involved in real estate and hospitality development, acquisition and advisory services. Mr. Blackham also was appointed to the Company’s Board of Directors. He replaces Kelly Walters, who will remain on the Company’s Board of Directors.

On March 2, 2015, the Company entered into an employment agreement with Mr. Blackham.  Mr. Blackham’s employment agreement has a three year term, and under the employment agreement he will (i) receive an annual base salary of $350,000, (ii) receive consideration for an annual cash bonus and (iii) be eligible to participate in any Company long-term incentive program.  Pursuant to his 2015 annual bonus plan, attached to the employment agreement as an exhibit, he has a target performance bonus equal up to 100% of his base salary for achieving key performance objectives of market capitalization growth, developing and executing the 2015 business plan, executing a property acquisition and divestment plan, improving the performance of the legacy hotel portfolio and leading the management team.

If his employment is terminated with cause, he will receive (i) accrued and unpaid base salary to the date of termination, (ii) the accrued and unused vacation to the date of termination, (iii) unpaid expense reimbursements, and (iv) vested amounts under qualified retirement plans.  In addition, if he terminates without good reason he will also receive unpaid bonuses earned for completed prior fiscal years.  If his employment is terminated without cause or if he terminates employment with good reason, in addition to the foregoing, he will receive (i) if termination occurs on or prior to December 31, 2015, an amount equal to one and a half times (1.5x) base salary, (ii) if termination occurs after December 31, 2015, an amount equal to one times (1x) base salary, (iii) if termination occurs after December 31, 2015, an amount equal to one times (1x) the average annual bonus previously earned for up to the prior three (3) years, (iv) the immediate vesting of equity awards solely subject to time vesting, and (v) any awards, not yet earned but may be earned based on the achievement of the applicable performance criteria, will vest at a pro rata amount based on the performance period to the date of termination.  Additionally, the Company will pay the his COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 18 months.  If within 12 months following a change in control his employment is terminated other than for cause or by reason of death or disability or he terminates his employment for good reason,  the additional base salary payment will be increased to two times (2x) base salary and the annual bonus payment will be increased to two times (2x) the average annual bonus previously earned for up to the prior three (3) years.

As noted above, the Company granted LTIP Units and a Warrant to Mr. Blackham as an inducement material to Mr. Blackham’s acceptance of employment with the Company, outside of the Company’s 2006 Stock Plan.  The employment agreement, LTIP Units (set forth in the employment agreement) and Warrant were approved by the Compensation Committee of the Company’s Board of Directors, which is comprised solely of independent directors.

A copy of the Second Amendment, employment agreement and the Warrant are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Second Amendment to Third Amended and Restated Agreement of Limited Partnership of Supertel Limited Partnership dated March 2, 2015
10.2	Employment Agreement between J. William Blackham and the Company dated March 2, 2015
10.3	Common Stock Purchase Warrant dated March 2, 2015 between the Company and J. William Blackham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: March ___, 2015	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment to Third Amended and Restated Agreement of Limited Partnership of Supertel Limited Partnership dated March 2, 2015
10.2	Employment Agreement between J. William Blackham and the Company dated March 2, 2015
10.3	Common Stock Purchase Warrant dated March 2, 2015 between the Company and J. William Blackham